AMENDMENT DATED OCTOBER 12, 2007, TO THE AMENDED AND RESTATED CREDIT FACILITY DATED JANUARY 19, 2006

This Amendment to that certain Amended and Restated Credit Facility dated January 19, 2006, between Nevada Gold & Casinos, Inc. ("NGC"), and Louise H. Rogers, an individual as her separate property ("Rogers"), is entered into on the 12th day of October, 2007.

Recitals

On January 19, 2006, NGC and Rogers (collectively, the "Parties") entered into an Amended and Restated Credit Facility dated January 19, 2006, and related security agreements, collateral pledges, and numerous other related documents (collectively referred to as the "Credit Facility"), which replaced a prior version of the Credit Facility dated June 29, 2004.

The Parties have agreed to defer the September 30, 2007, October 31, 2007, and November 30, 2007, interest payments due from NGC to Rogers under the Credit Facility until the earlier of (1) three business days after NGC receives funds related to the closing of the sale of Restaurant Connections International, Inc., or (2) December 31, 2007.

Terms of Amendment

In recognition of the facts set forth above and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Parties, the Parties agree as follows:

1. The interest payments due from NGC to Rogers on September 30, 2007, October 31, 2007, and November 30, 2007, are deferred and shall not be due until December 31, 2007, or three business days after NGC receives fund related to the closing of the sale of Restaurant Connections International, Inc. ("RCI"), whichever occurs first. If the interest payment is made on December 31, 2007, it shall include all accrued interest from September 1, 2007, through December 31, 2007. If the RCI sale occurs and NGC receives funds from any source (*e.g.*, RCI, Clay County Holdings, Inc., or Service Interactive, Inc.) that is related to that sale, then on or before the third business day after the date on which NGC receives those funds, NGC shall pay to Rogers all interest that has accrued on the Credit Facility through the date of the payment to Rogers. All other interest payments remain unchanged and remain due and payable on or before their previously stated due dates per the terms of the Credit Facility.

2. Except as set forth in this Amendment, the Credit Facility shall remain in full force and effect with no other modifications or amendments.

NGC and Rogers have duly executed this Amendment as of the 12th day of October, 2007.

NEVADA GOLD & CASINOS, INC.

By: [signature]
ROBERT B. STURGES, CEO

Date: 10/12/07, 2007

[signature] as attorney-in-fact for Louise H. Rogers
LOUISE H. ROGERS, as her separate property

Date: Oct. 12, 2007